Exhibit 10.1

UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
OFFICE OF THE COMPTROLLER OF THE CURRENCY

In the Matter of:	)
MetaBank	)
Storm Lake, Iowa	)

ORDER TERMINATING THE
ORDER TO CEASE AND DESIST

WHEREAS, in an effort to protect the depositors, shareholders and other customers of MetaBank, Storm Lake, Iowa (Bank), and to ensure the Bank’s safe and sound operation, the Bank, by and through its duly elected and acting Board of Directors, consented to the issuance of an Order to Cease and Desist dated July 15, 2011 (Order) against the Bank by the Office of Thrift Supervision (OTS).

WHEREAS on or about July 21, 2011, pursuant to Title III of the Dodd-Frank Wall Street Reform and Consumer Protection Act, Pub. L. 111-203, 124 Stat. 1376 (2010), all functions of the OTS related to Federal savings associations were transferred to the Office of the Comptroller of the Currency (“OCC”).

WHEREAS, the Comptroller believes that the protection of the depositors, shareholders and other customers of the Bank, as well as its safe and sound operation, no longer require the existence of the Order.

NOW, THEREFORE, the Comptroller directs that the Order be, and it hereby is, TERMINATED.

IN TESTIMONY WHEREOF, the undersigned, designated by the Comptroller as his authorized representative. has hereunto set his hand.

/s/ Thomas J. Sutcliffe	8/7/14
Thomas J. Sutcliffe	Date
Assistant Deputy Comptroller for Bank Supervision
Sioux Falls Field Office